                                  EXHIBIT 10.31



                SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

                  THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of this 22nd day of May, 2002, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. (in its individual capacity, the "Bank") with an office at 55 South Lake Avenue Suite 900, Pasadena, California 91101, as Administrative Agent for the Lenders (in its capacity as Administrative Agent, the "Administrative Agent"), General Electric Capital Corporation (in its individual capacity, "GE Capital") with an office at 350 South Beverly Drive Suite 200, Beverly Hills, California 90212, as documentation agent for the Lenders (in its capacity as documentation agent, the "Documentation Agent"), and Good Guys California, Inc. (formerly known as The Good Guys - California, Inc.), a California corporation, with offices at 1600 Harbor Bay Parkway, Alameda, California 94502 (the "Borrower"), with respect to that certain Loan and Security Agreement, dated as of September 30,1999 among the parties hereto, as amended by that certain First Amendment to Loan and Security Agreement dated as of August 16, 2001, and as further amended by those certain letter amendments dated as of March 27, 2002, and May 15, 2002 (collectively, the "Loan Agreement"), and with reference to the following facts:


                                    RECITALS

         A. Pursuant to the Loan Agreement, Lenders agreed to make certain financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein. Unless otherwise defined in this Amendment, (i) capitalized terms used herein shall have the meanings attributed to them in the Loan Agreement, and (ii) references to sections shall refer to sections of the Loan Agreement.

         B. Borrower has requested certain changes to the Loan Agreement as provided herein, including, among others (i) extension of the Stated Termination Date until May 31, 2006, (ii) provision for certain seasonal and other adjustments to the Borrowing Base.

         C. Lenders have agreed to make such changes to the Loan Agreement on the terms and conditions set forth in this Amendment.

            NOW, THEREFORE, in consideration of the continued performance by Borrower of its promises and obligations under the Loan Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lenders hereby agree as follows:


                                    AGREEMENT

         1. INCORPORATION OF LOAN AGREEMENT AND OTHER LOAN DOCUMENTS. Except as expressly modified under this Amendment, all of the terms and conditions set forth in the Loan Agreement and the other Loan Documents are incorporated herein by this reference, and the obligations of Borrower under the Loan Agreement and the other Loan Documents are hereby acknowledged, confirmed and ratified by Borrower.

         2. DEFINITIONS. Unless otherwise defined in this Amendment, capitalized terms used herein have the meanings given to them in the Loan Agreement. Unless otherwise indicated, all references to sections, schedules, or exhibits shall mean sections, schedules, or exhibits of or to the Loan Agreement.

         3. AMENDMENT TO LOAN AGREEMENT. The Loan Agreement shall be amended as follows:

            3.1 REVISED DEFINITIONS.

                (1) Clause (a) of the definition of "Borrowing Base" is amended and restated as follows:

                    "(a) the lowest of (i) the Maximum Revolver Amount, or (ii)
            the sum of (A) one hundred percent (100%) of the manufacturer's invoice price of Eligible Vendor Financed Inventory up to an aggregate amount of $30,000,000, plus (B) eighty-five percent (85%) of the Recovery Value of Eligible Vendor Financed Inventory for that portion of Eligible Vendor Financed Inventory, if any, with a manufacturer's invoice price in excess of $30,000,000, plus (C) eighty-five percent (85%) of the Recovery Value of Eligible Inventory not constituting Eligible Vendor Financed Inventory or Committed HDL Inventory, plus (D) the lesser of (1) eighty-five percent (85%) of Eligible Credit Card Accounts, and (2) $10,000,000, plus (E) the Seasonal Borrowing Base Adjustment, if applicable, or
            (iii) the sum of (A) seventy percent (70%) (or, during any period when a Seasonal Borrowing Base Adjustment is in effect, seventy-five percent (75%)) of the gross inventory (at the lower of cost (determined on a FIFO basis) or market as determined from time to time by Administrative Agent, after consultation among Co-Agents, in the exercise of their reasonable credit judgment) of all Eligible Inventory (including eligible Non-Committed HDL Inventory), plus (B) the lesser of (1) eighty-five percent (85%) of Eligible Credit Card Accounts, and (2) $10,000,000, minus (C) the General Ledger Variance Reserve, and minus (D) the Shrinkage and Obsolescence Reserve; minus"

                (2) The definition of "Borrowing Base Certificate" shall be construed by reference to the revised form of borrowing base certificate attached hereto as Exhibit A, which shall supersede the prior form of such certificate.

                (3) The definition of "Eligible Inventory" is amended by inserting the following as clause (e) without re-designation of subsequent clauses (clause (e) having been previously omitted by prior amendment of the Loan Agreement):

                    "(e) if such Inventory is located at an HDL Location of
            Borrower, such Inventory is Non-Committed HDL Inventory;"

                (4) The definition of "HDL Inventory" is amended and restated as follows:

                    "HDL Inventory" means Inventory consisting of finished goods merchandise that is stored by Borrower at an HDL Location.

                    "HDL Location" shall mean (i) each of the following
            locations at which Borrower holds finished goods merchandise for delivery to customers: (v) 6560 Caballero Boulevard, Buena Park, California 90620 (# 0089), (w) 7692 Trade Street, Suite D, San Diego (# 0087), (x) 1280A Willow Pass Road, Concord, California 94520 (#
            0151), (y) 30750 Wiegman Road, Hayward, California 94544 (# 0088), and (z) 19800 44th Avenue West, Lynnwood, Washington 98036 (# 0081), and (ii) each additional location at which Borrower holds finished goods merchandise for delivery to customers to which Administrative Agent may hereafter consent in writing, after consultation among Co-Agents, in the exercise of their reasonable credit judgment.

                (5) The definition of "Stated Termination Date" is revised by deleting "May 31, 2003" and substituting "May 31, 2006" therefor.

            3.2 NEW DEFINITIONS. New definitions are hereby added in appropriate alphabetical order to read as follows:

            "Committed HDL Inventory" means Inventory that has been sold by Borrower, that Borrower has scheduled or designated for delivery to a customer, or that Borrower has designated as "Committed HDL Inventory" on its books and records.

            "Credit Card Processor(s)" means any Person that acts as a credit card clearinghouse or processor of credit card payments accepted by Borrower.

            "Eligible Credit Card Accounts" means Accounts owed to Borrower, arising from purchases by Borrower's customers on credit cards, that are (i) due on a non-recourse basis, (ii) owing by major Credit Card Processors and processors of Borrower's private label credit card programs, in each case, that are acceptable to Co-Agents in their reasonable credit judgment, and (iii) no more than five (5) Business Days from invoice date; provided that Co-Agents may revise the eligibility standards set forth in clauses (i) through (iii) or otherwise determine any such Accounts to be ineligible in the exercise of their reasonable credit judgment.

            "Non-Committed HDL Inventory" means HDL Inventory that is not Committed HDL Inventory.

            "Seasonal Borrowing Base Adjustment" has the meaning specified in
Section 2.6.

            "Seasonal Borrowing Base Adjustment Fee" has the meaning specified in Section 3.8.

            "Second Amendment" shall mean the Second Amendment to Loan and Security Agreement dated as of May 22, 2002.

            "Second Amendment Closing Date" shall mean the date of the effectiveness of the Second Amendment, as provided in paragraph 6 of the Second Amendment.

            3.3 SEASONAL BORROWING BASE ADJUSTMENT. Article 2 shall be amended by inserting a new Section 2.6, as follows:

                "2.6 Seasonal Borrowing Base Adjustment. During each calendar year, Borrower may elect to implement an increase in the Borrowing Base, to be applicable to the Borrowing Base from October 1 through and including December 20 of such calendar year (the "Seasonal Borrowing Base Adjustment"). To be effective, Borrower's election must be made in writing to Administrative Agent by notice to be received by Administrative Agent by no later than one Business Day prior to October 1 of any applicable calendar year. The Seasonal Borrowing Base Adjustment shall equal five percent (5%) of the Recovery Value of Eligible Inventory. Upon Borrower's election of the Seasonal
         Borrowing Base Adjustment, (i) Borrower shall pay the Seasonal Borrowing Base Adjustment Fee under Section 3.8, and (ii) the Applicable Margins shall be adjusted as provided in Section 3.1(c)."


            3.4 INTEREST RATE ADJUSTMENTS. Section 3.1 shall be amended by inserting a new Section 3.1(c), as follows:

            "(c) Interest Rates Applicable to Seasonal Borrowing. Upon any election by Borrower of the Seasonal Borrowing Base Adjustment, a two percent (2%) increase in the Applicable Margins shall apply to that portion of Borrower's Loans equal in amount to the additional Availability resulting from the Seasonal Borrowing Base Adjustment (as to be determined from time to time from Borrower's Borrowing Base Certificates)."

            3.5 SEASONAL BORROWING BASE ADJUSTMENT FEE. Article 3 shall be amended by inserting a new Section 3.8, as follows:

                "3.8 Seasonal Borrowing Base Adjustment Fee. Upon each election by Borrower to implement the Seasonal Borrowing Base Adjustment in accordance with Section 2.6, Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, a fee (the "Seasonal Borrowing Base Adjustment Fee") in the amount of $100,000. The Seasonal Borrowing Base Adjustment Fee shall be fully earned by Lenders immediately upon each election by Borrower to implement the Seasonal Borrowing Base Adjustment, and Administrative Agent may receive such fee on behalf of Lenders by making a Revolving Credit Advance in the amount thereof."

            3.6 EARLY TERMINATION FEE. The last row in the table set forth in
Section 4.2 (commencing with the text "After the first Anniversary Date ...") is deleted and the following is substituted therefor:

----------------------------------------------------------------------------------------
PERIOD DURING WHICH EARLY TERMINATION OCCURS    EARLY TERMINATION FEE
----------------------------------------------------------------------------------------
After the first Anniversary Date but on         one percent (1%) of the Average Facility
or prior to May 31, 2004                        Usage during the 180 days prior to the
                                                date of termination.
----------------------------------------------------------------------------------------


            3.7 AMENDMENT TO SECTION 6.2. Section 6.2 shall be amended as follows:

                (1) Section 6.2(a) shall be amended by adding the following after the last sentence thereof:

            "Without limiting the generality of the foregoing, Borrower hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including
            (i) whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower, and
            (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to the Administrative Agent promptly upon request. Borrower also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof."

                (2) The following shall be added as Section 6.2(d) through
         Section 6.2(h), respectively:

            "(d) If Borrower becomes the beneficiary of a letter of credit, Borrower shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Agent thereof and enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to Letter of Credit Rights assigning such Letter of Credit Rights to Administrative Agent and directing all payments thereunder to a collection account of Administrative Agent, all in form and substance reasonably satisfactory to Co-Agents.

            (e) Borrower shall notify the Administrative Agent within five (5) Business Days of Borrower's becoming the obligee in connection with any electronic chattel paper and, upon the request of Administrative Agent, shall take all steps necessary to grant the Administrative Agent control of all electronic chattel paper in accordance with the UCC and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

            (f) Unless Documentation Agent shall otherwise consent in writing, Borrower shall use its best efforts to provide to Documentation Agent, not less frequently than once during each calendar quarter, a certificate of good standing from its state of incorporation or organization. If Borrower fails timely to provide any such certificate, Documentation Agent may at its discretion obtain such certificate; in any such case, Borrower shall reimburse Documentation Agent for administrative and legal expense in obtaining such certificates, and Documentation Agent may, at its discretion, receive such reimbursement by making a Revolving Credit Advance in the amount thereof.

            (g) Without limiting the prohibitions on mergers involving Borrower contained in this Agreement, Borrower shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Administrative Agent.

            (h) Borrower acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Administrative Agent and agrees that it will not do so without the prior written consent of Administrative Agent, subject to Borrower's rights under Section 9-509(d)(2) of the UCC."

            3.8 [INTENTIONALLY OMITTED]

            3.9 AMENDMENT TO SECTION 8.3. Section 8.3 shall be amended by adding the following after the last sentence thereof:

            "Borrower's name as it appears in official filings in the state of its incorporation or other organization, the type of entity of Borrower (including corporation, partnership, limited partnership or limited liability company), the organizational identification number issued by Borrower's state of incorporation or organization or a statement that no such number has been issued, and Borrower's state of organization or incorporation, are set forth on
Schedule 8.3; provided, that Borrower may, in connection with changes permitted or not prohibited by this Agreement, amend Schedule 8.3 from time to time by written notice to the Documentation Agent "

            3.10 MINIMUM EBITDA COVENANT. Article 9 is hereby amended by adding after Section 9.29 the following new Section 9.30:

            "9.30 Minimum EBITDA.

                  (a) Except as provided in Section 9.30(b), Borrower shall have EBITDA at the end of each calendar month or each fiscal quarter, as applicable, measured cumulatively for the period of twelve prior calendar months through and including such calendar month or fiscal quarter, of not less than the following:

                 CALENDAR MONTH ENDING                         EBITDA
                 ---------------------                         ------
                 April 30, 2002                                $   990,000
                 May 31, 2002                                  $ 3,000,000
                 June 30, 2002                                 $ 3,200,000
                 July 31, 2002                                 $ 4,200,000
                 August 31, 2002                               $ 5,200,000
                 September 30, 2002                            $ 6,100,000
                 October 31, 2002                              $ 6,750,000
                 November 30, 2002                             $ 7,750,000
                 December 31, 2002                             $11,700,000
                 January 31, 2003                              $13,500,000
                 February 28, 2003                             $15,000,000

                 FISCAL QUARTER ENDING                         EBITDA
                 ---------------------                         ------

                 May 31, 2003, and each
                 fiscal quarter thereafter                     $15,000,000

                 (b) The minimum EBITDA requirements of Section 9.30(a) shall not apply with respect to any calendar month or fiscal quarter, as applicable in Section 9.30(a), during which Borrower's Availability remained in excess of $10,000,000 (i.e., $5,000,000 in excess of the minimum Availability requirement of Section 9.22) at all times throughout such calendar month or fiscal quarter."

            3.11 DEBT (CAPITAL LEASES). Section 9.13 is amended by deleting "and" immediately before clause (e), and by inserting the following after clause
(e):

                 "; and (f) Debt incurred by Borrower with respect to Capital Leases entered into after the Second Amendment Closing Date, provided that the aggregate sum of the lease obligations under all such Capital Leases shall not at any time exceed $3,000,000 unless Co-Agents consent in writing to additional Capital Lease obligations, such consent not to be unreasonably withheld but to be subject to Co-Agents' reasonable credit judgment."

This Section 3.11 shall supersede Section 5.3 of the First Amendment by which Co-Agents previously consented to certain Debt for Capital Leases.

            3.12 AMENDMENT TO SECTION 11.2. Section 11.2 shall be amended by adding the following as Section 11.2(d) through Section 11.2(e), respectively:

                 "(d) To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent (i) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of,
         (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section 11.2(d) is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would not be commercially unreasonable in the Administrative Agent's exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.2(d). Without limitation upon the foregoing, nothing contained in this
         Section 11.2(d) shall be construed to grant any rights to Borrower or to impose any duties on Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 11.2(d).

                 (e) Neither the Administrative Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, Borrower, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither the Administrative Agent nor the Lenders shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, Borrower absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise."

            3.13 AMENDMENT TO SECTION 15.8. Section 15.8 shall be amended by deleting that portion of Section 15.8 which designates addresses for notice to Borrower, and substituting the following therefor:

            If to the Borrower:

                     Good Guys California, Inc.
                     1600 Harbor Bay Parkway
                     Alameda, California 94502
                     Attention: Chief Financial Officer
                     Telecopy No.:(510) 747-6290

            with copies to:

                     Howard, Rice, Nemerovski, Canady, Falk & Rabkin,
                              a Professional Corporation

                     Three Embarcadero Center, 7th Floor
                     San Francisco, California 94111-4065
                     Attention:  Richard W. Canady, Esq.
                     Telecopy No.: (415) 217-5910

         4. ACKNOWLEDGMENTS.

            4.1 ACKNOWLEDGMENT OF OBLIGATIONS. Borrower hereby acknowledges, confirms and agrees that as of the close of business on May 21, 2002, Borrower was indebted to Lenders in respect of the Revolving Loans in the approximate principal amount of $34,902,144. The Revolving Loans, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by Borrower to Lenders, are unconditionally owing by Borrower to Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

            4.2 ACKNOWLEDGMENT OF SECURITY INTERESTS. Borrower hereby acknowledges, confirms and agrees that Co-Agents and Lenders have and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Collateral heretofore granted to Lenders pursuant to the Loan Documents or otherwise granted to or held by Co-Agents and Lenders, subject only to Permitted Liens.

            4.3 BINDING EFFECT OF DOCUMENTS. Borrower hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered to Documentation Agent by Borrower, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of Borrower contained in such documents and in this Amendment constitute the legal, valid and binding Obligations of Borrower, enforceable against it in accordance with their respective terms, and Borrower has no valid defense to the enforcement of such Obligations, and (c) Co-Agents and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.

         5. COMMERCIAL TORT CLAIMS. Borrower represents that, as of the Second Amendment Closing Date, it does not have any Commercial Tort Claims.

         6. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective upon satisfaction of each of the following conditions:

                 (a) Documentation Agent shall have received copies of this Amendment that bear the signatures of Borrower, GE Capital and Bank;

                 (b) Documentation Agent shall have received a copy of the accompanying Acknowledgment executed by the Guarantor; and

                 (c) Documentation Agent shall have received each of the documents listed on the Second Addendum to Schedule of Documents attached hereto as Schedule A (other than those documents addressed in the open items letter referred to as item 2.24.2 in the Second Addendum to Schedule of Documents).

         7. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that the representations and warranties contained in the Loan Agreement were true and correct in all material respects when made and, except to the extent (a) that a particular representation or warranty by its terms expressly applies only to an earlier date, (b) Borrower has previously advised Co-Agents in writing as contemplated under the Loan Agreement, or (c) amended by this Amendment, are true and correct in all material respects as of the date hereof. All representations and warranties contained in the Loan Agreement which expressly applied to the Closing Date remain true and correct in all material respects as of the Second Amendment Closing Date, (i) except that Section 8.26 of the Loan Agreement is amended by replacing "the quarterly Financial Statements as of June 30, 1999" with "the annual Financial Statements as of February 28, 2002" and (ii) except as amended by reference to the following Schedules which are attached hereto and incorporated herein, and which amend the Schedules to the Loan Agreement: Schedule 1.1, Schedule 6.3, Schedule 8.3,
Schedule 8.5, Schedule 8.9 , Schedule 8.13, Schedule 8.14, Schedule 8.15,
Schedule 8.17, Schedule 8.18, Schedule 8.29, and Schedule 8.30. The Loan Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

         8. ENTIRE AGREEMENT. This Amendment, together with the Loan Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Except as otherwise expressly modified herein, the Loan Documents shall remain in full force and effect.

         9. MISCELLANEOUS.

            9.1 COUNTERPARTS. This Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment. Any Person delivering this Amendment by facsimile shall send the original manually executed counterpart of this Amendment to Documentation Agent promptly after such facsimile transmission.

            9.2 HEADINGS. Section headings used herein are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

            9.3 RECITALS. The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

            9.4 GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

            9.5 NO WAIVER. Except as specifically set forth in paragraphs 3 and 5of this Amendment, the execution, delivery and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver of or otherwise affect any right, power or remedy by Administrative Agent, Documentation Agent or any Lender under the Loan Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

            9.6 CONFLICT OF TERMS. In the event of any inconsistency between the provisions of this Amendment and any provision of the Loan Agreement, the terms and provisions of this Amendment shall govern and control.



                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the parties have entered into this Amendment on the date first above written.



                                        "Borrower"
                                        GOOD GUYS CALIFORNIA, INC.


                                        By /s/ PETER G. HANELT
                                          --------------------------------------
                                                Peter G. Hanelt
                                                Chief Operating Officer

                                        "Administrative Agent"
                                        BANK OF AMERICA, N.A.,
                                        as the Administrative Agent


                                        By /s/ KEVIN KELLY
                                          --------------------------------------
                                               Kevin Kelly
                                               Senior Vice President

                                        "Documentation Agent"
                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as the Documentation Agent


                                        By /s/ TODD GRONSKI
                                          --------------------------------------
                                                Todd Gronski
                                                Duly Authorized Signatory

                                        "Lenders"
                                        BANK OF AMERICA, N.A., as a Lender


                                        By /s/ KEVIN KELLY
                                          --------------------------------------
                                               Kevin Kelly
                                               Senior Vice President

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as a Lender


                                        By /s/ TODD GRONSKI
                                          --------------------------------------
                                               Todd Gronski
                                               Duly Authorized Signatory




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